                                                                    EXHIBIT 10.8


                          BUSINESS CONSULTING AGREEMENT

      This CONSULTING AGREEMENT (the "Agreement") is made and executed January 1, 1998, by and between GENERAL ENVIRONMENTAL TECHNOLOGIES, INC., a Florida corporation, hereinafter referred to as the "Company", and Philip Schwab hereinafter referred to as the "Consultant". The parties agree as follows:

1. APPOINTMENT OF CONSULTANT. Company hereby engages Consultant and Consultant agrees to render services to Company as a management consultant, strategic planner and advisor.

2. DUTIES. During the term of this agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporation organization and structure, financial matters in connection with the operation of the business of the Company, expansion of services, stockholder relations, and shall review and advise Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

      a. The implementation of short range and long term strategic planning to fully develop and enhance Company's assets, resources, products and services;

      b. Advise and recommend to Company additional services relating to the present business and services provided by Company as well as new products and services that may be provided by Company.

3. TERM. This term of this Agreement shall be from January 1, 1998, for a period of five (5) years.

4.    COMPENSATION.

      a. Base Salary. In consideration of the services to be performed by Company, Consultant shall be paid the sum of ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($120,000.00), per year, payable in monthly installments of TEN THOUSAND DOLLARS ($10,000.00) per month, beginning on the 1st day of January, 1998.

      b. Bonus in the amount of Two Percent (2%) of the net profit, pre-tax, of the Company each year.

5. AUTOMOBILE EXPENSES. Consultant shall be entitled to reimbursement by Company of Eight Hundred Dollars ($800.00) per month for automobile expenses, including fuel, mileage, tolls, and insurance. The Employee shall maintain insurance on the automobile in an amount of not less than $100,000 per individual and $300,000 per occurrence.

6. HEALTH & DISABILITY INSURANCE. Consultant shall be entitled to receive at the Company's expense, health care benefits and disability insurance for Employee and his immediate family members.

7. CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, nor use for his own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of him performing services hereunder,

8. GOVERNING LAW. It is the intention of the parties hereto that this agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of Florida, and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this agreement, the laws of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

9. TERMINATION DUE TO DISCONTINUANCE OF BUSINESS. Anything herein contained to the contrary notwithstanding, in the event that the Company shall discontinue operating its business, then this agreement shall terminate as of the last day of the month in which the Company ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date hereof.

10. ARBITRATION. Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association; and any arbitration shall be conducted in the State of Florida.

11. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications between the parties relating to such subject matter. This Agreement may not be amended or modified except by mutual written agreement.

12. INDEMNIFICATION. The Company will protect and indemnify the Employee from any and all lawsuits or claims arising out of the Employee's proper performance of his duties for the Company.

13. BINDING AGREEMENT. This agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Employee, his heirs and personal representatives but the Employee's rights under this contract are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.

14. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event that any of them, with the exception of those contained in Paragraphs 1 and 4 hereof, shall be held to be invalid by any competent Court, this Contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

15. ATTORNEYS' FEES AND COSTS. In the event of any litigation arising out of this Contract, the prevailing party shall be entitled to recover all expenses and costs incurred, including attorneys' fees.

16. VENUE. The venue of any litigation arising out of this Contract shall be only in Palm Beach County, Florida.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute only one Agreement.

      IN WITNESS WHEREOF, the parties have hereunto executed this Contract on the dates below indicated.


                                       GENERAL ENVIRONMENTAL
                                       TECHNOLOGIES, INC.,
                                       a Florida corporation,


/s/ PHILIP B. SCHWAB
-----------------------------------
Philip B. Schwab                         By: BRADLEY T. RAY
                                             -----------------------------------
Dated:  5/1/98                               Bradley T. Ray, Director
      -----------------------------
              CONSULTANT                 By: /s/ NORMAN J. BIRMINGHAM
                                             -----------------------------------
                                             Norman J. Birmingham, Director

                                         By: /s/ CHARLES C. CHILLINGWORTH
                                             -----------------------------------
                                             Charles C. Chillingworth, Director


                                         ATTEST:

                                         By: /s/ HELEN K. FEKETE
                                             -----------------------------------
                                             Helen K. Fekete,

                                         Dated: 5/1/98
                                               ---------------------------------

                                         (SEAL)

                                                           COMPANY


                                      -3-